Exhibit 99.1

PLX Technology, Inc. Reports Second Quarter 2014 Financial Results

SUNNYVALE, Calif., July 21, 2014 -- PLX Technology, Inc. (NASDAQ: PLXT), the global leader in PCI Express® (PCIe®) silicon and software connectivity solutions enabling emerging data center architectures, today announced second quarter revenues of $28.5 million and GAAP net loss of $0.3 million, or $0.01 per share (diluted).

On June 23, 2014, PLX® entered into a definitive agreement with Avago Technologies Limited (NASDAQ: AVGO) under which Avago will acquire PLX in an all-cash transaction valued at approximately $309 million, or $293 million net of cash and debt acquired.  Under the terms of the agreement, which was approved by the Boards of Directors of both companies, a subsidiary of Avago commenced a tender offer for all of the outstanding shares of PLX common stock for $6.50 per share in cash.  It is expected that the transaction will close in the fourth quarter of Avago’s fiscal year ending November 3, 2014.  PLX will not issue financial guidance for the upcoming quarter or conduct a second quarter results conference call.

Non-GAAP Financial Comparison
(in millions, except per share amounts)
	Quarterly Results			Year to Date
	Q2 2014	Q1 2014	Q2 2013	2014	2013
Net revenues	$28.5	$24.8	$26.9	$53.4	$53.1
Gross Margin	$17.0	$15.0	$15.1	$32.0	$30.6
Operating expense	$14.7	$11.9	$11.8	$26.6	$23.4
Operating income from continuing operations	$2.2	$3.1	$3.3	$5.4	$7.2
Income from continuing operations, net of tax	$2.2	$3.0	$3.1	$5.3	$6.9
Income per share (diluted) from continuing operations, net of tax	$0.05	$0.07	$0.07	$0.11	$0.15

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes share-based compensation, royalty accruals associated with the Internet Machines litigation, acquisition and restructuring costs, and discontinued operations.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amounts)
	Quarterly Results			Year to Date
	Q2 2014	Q1 2014	Q2 2013	2014	2013
Net revenues	$28.5	$24.8	$26.9	$53.4	$53.1
Gross Margin	$16.7	$14.8	$15.1	$31.5	$30.6
Operating expense	$17.0	$12.5	$13.3	$29.5	$26.0
Operating income (loss) from continuing operations	$(0.3)	$2.3	$1.8	$2.0	$4.6
Income (loss) from continuing operations, net of tax	$(0.3)	$2.2	$1.7	$1.9	$4.4
Income (loss) per share (diluted) from continuing operations, net of tax	$(0.01)	$0.05	$0.04	$0.04	$0.09

About PLX:
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets.  The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, LinkedIn and YouTube.

Use of Non-GAAP Financial Information:
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, royalty accruals associated with the Internet Machines litigation, acquisition and restructuring costs, and discontinued operations.  A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement:
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s expectation and timing of the closing of the transaction by which Avago will acquire PLX.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include, but are not limited to: the risk that the PLX/Avago transaction will not close because of a failure to satisfy one or more of the closing conditions (including regulatory approvals); litigation relating to the merger; unexpected costs, charges or expenses resulting from the merger; and adverse legislative, regulatory and economic developments.   Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2013 and PLX’s quarterly report on Form 10-Q, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

Additional Information
This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a Tender Offer Statement on Schedule TO (collectively, the “Offer Materials”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by Avago Technologies Limited (“Avago”) on July 8, 2014.  In addition, PLX filed with the SEC on July 8, 2014, a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement because these documents contain important information relating to the Offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by Avago or PLX, at the SEC’s website at www.sec.gov. In addition, such materials may be obtained from PLX or Avago by contacting PLX Investor Relations at (408) 774-9060 or investor-relations@plxtech.com or Avago Limited Investor Relations at (408)435-7400 or investor.relations@avagotech.com.

PLX is a trademark of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective organizations.

********************

Contact Information:
David Hurd
PLX Technology, Inc.
Sr. Director, Corporate Communication
(408) 328-3594
dhurd@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2014	2014	2013	2014	2013
Net revenues	$28,511	$24,839	$26,850	$53,350	$53,068
Cost of revenues	11,808	10,084	11,777	21,892	22,470
Gross margin	16,703	14,755	15,073	31,458	30,598
Operating expenses:
Research and development	9,444	6,390	6,480	15,834	12,441
Selling, general and administrative	5,844	6,097	6,804	11,941	13,223
Acquisition and restructuring related costs	1,711	-	-	1,711	291
Total operating expenses	16,999	12,487	13,284	29,486	25,955
Income (loss) from operations	(296)	2,268	1,789	1,972	4,643
Interest income (expense) and other, net	(24)	(29)	(55)	(53)	(126)
Income (loss) from continuing operations before provision for income taxes	(320)	2,239	1,734	1,919	4,517
Provision (benefit) for income taxes	(6)	52	61	46	145
Income (loss) from continuing operations, net of tax	(314)	2,187	1,673	1,873	4,372
Loss from discontinued operations, net of tax	-	-	-	-	(57)
Net income (loss)	$(314)	$2,187	$1,673	$1,873	$4,315

Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.01)	$0.05	$0.04	$0.04	$0.10
Loss from discontinued operations	$-	$-	$-	$-	$-
Net income (loss)	$(0.01)	$0.05	$0.04	$0.04	$0.10

Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.01)	$0.05	$0.04	$0.04	$0.09
Loss from discontinued operations	$-	$-	$-	$-	$-
Net income (loss)	$(0.01)	$0.05	$0.04	$0.04	$0.09

Shares used to compute per share amounts:
Basic	45,922	45,841	45,611	45,882	45,487
Diluted	45,922	47,149	46,299	47,154	46,195

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30	December 31
	2014	2013
ASSETS

Cash and investments	$25,670	$20,424
Accounts receivable, net	13,042	12,835
Inventories	11,998	10,289
Property and equipment, net	11,229	10,333
Goodwill	20,461	20,461
Other assets	3,098	2,818
Total assets	$85,498	$77,160

LIABILITIES

Accounts payable	$10,443	$6,511
Accrued compensation and benefits	3,270	4,050
Accrued commissions	492	480
Other accrued expenses	4,965	3,213
Long term borrowings against line of credit	5,000	5,000
Total liabilities	24,170	19,254

STOCKHOLDERS' EQUITY

Common stock, par value	46	46
Additional paid-in capital	194,940	193,391
Accumulated other comprehensive loss	(277)	(277)
Accumulated deficit	(133,381)	(135,254)
Total stockholders' equity	61,328	57,906
Total liabilities and stockholders' equity	$85,498	$77,160

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2014	2014	2013	2014	2013
Income (Loss) From Continuing Operations Reconciliation
GAAP Income (Loss), Net of Tax	$(314)	$2,187	$1,673	$1,873	$4,372
Acquisition and restructuring related costs	1,711	-	-	1,711	291
Share-based compensation	535	586	567	1,121	1,332
Lawsuit verdict contingency accrual	272	275	903	547	903
Non-GAAP Income, Net of Tax	$2,204	$3,048	$3,143	$5,252	$6,898

Income (Loss) Per Share From Continuing Operations Reconciliation
GAAP Diluted Income (Loss) Per Share, Net of Tax	$(0.01)	$0.05	$0.04	$0.04	$0.09
Effect of acquisition and restructuring related costs	0.04	-	-	0.04	0.01
Effect of share-based compensation	0.01	0.01	0.01	0.02	0.03
Effect of lawsuit verdict contingency accrual	0.01	0.01	0.02	0.01	0.02
Non-GAAP Diluted Income Per Share, Net of Tax	$0.05	$0.07	$0.07	$0.11	$0.15

Operating Income (Loss) From Continuing Operations Reconciliation
GAAP Operating Income (Loss)	$(296)	$2,268	$1,789	$1,972	$4,643
Share-based compensation - Cost of revenues	14	13	14	27	(9)
Share-based compensation - R&D	219	221	191	440	416
Share-based compensation - SG&A	302	352	362	654	925
Lawsuit verdict contingency accrual	272	275	903	547	903
Acquisition and restructuring related costs	1,711	-	-	1,711	291
Non-GAAP Operating Income	$2,222	$3,129	$3,259	$5,351	$7,169

Gross Margin From Continuing Operations Reconciliation
GAAP Gross Margin	$16,703	$14,755	$15,073	$31,458	$30,598
Share-based compensation - Cost of revenues	14	13	14	27	(9)
Lawsuit verdict contingency accrual	250	254	-	504	-
Non-GAAP Gross Margin	$16,967	$15,022	$15,087	$31,989	$30,589

Operating Expense From Continuing Operations Reconciliation
GAAP Operating Expenses	$16,999	$12,487	$13,284	$29,486	$25,955
Share-based compensation - R&D	(219)	(221)	(191)	(440)	(416)
Share-based compensation - SG&A	(302)	(352)	(362)	(654)	(925)
Lawsuit verdict contingency accrual	(22)	(21)	(903)	(43)	(903)
Acquisition and restructuring related costs	(1,711)	-	-	(1,711)	(291)
Non-GAAP Operating Expenses	$14,745	$11,893	$11,828	$26,638	$23,420

1   Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2014	2014	2013	2014	2013
Net Revenues by Geography
Americas	18%	20%	19%	19%	21%
Asia Pacific	72%	67%	71%	70%	69%
Europe	10%	13%	10%	11%	10%

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2014	2014	2013	2014	2013
Net Revenues by Type
PCI Express Revenue	69%	70%	75%	70%	73%
Connectivity Revenue	31%	30%	25%	30%	27%